                                                                      EXHIBIT 99



                  Information required by Form 11-K with respect to the Haverty Furniture Companies, Inc. Thrift Plan For the Fiscal Year Ended December 31, 1997


                  (a) The following financial statements are furnished for the above-referenced Plan:

                           Report of Independent Auditors;
                           Statements of Net Assets Available for Benefits as of
                            December 31, 1997 and 1996;
                           Statements of Changes in Net Assets Available for Benefits for the Years Ended December 31,
                            1997 and 1996;
                           Notes to Financial Statements;
                           Schedule I -- Line 27a - Schedule of Assets Held for
                            Investment Purposes; and Schedule II -- Line 27d - Schedule of Reportable Transactions;


                  (b)      Exhibits:

                           Consent of Independent Auditors

                        Haverty Furniture Companies, Inc.
                                   Thrift Plan

                          Audited Financial Statements
                           and Supplemental Schedules


                     Years ended December 31, 1997 and 1996




                                    CONTENTS

Report of Independent Auditors.................................................1

Audited Financial Statements

Statements of Net Assets Available for Benefits................................2
Statements of Changes in Net Assets Available for Benefits.....................3
Notes to Financial Statements..................................................4


Supplemental Schedules

Line 27a - Schedule of Assets Held for Investment Purposes....................11
Line 27d - Schedule of Reportable Transactions................................12

                             Supplemental Schedules

                         Report of Independent Auditors

Employee Benefits Committee of
Haverty Furniture Companies, Inc.

We have audited the accompanying statements of net assets available for benefits of Haverty Furniture Companies, Inc. Thrift Plan as of December 31, 1997 and 1996, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 1997 and 1996, and the changes in its net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedules of Assets Held for Investment Purposes as of December 31, 1997, and Reportable Transactions for the year then ended, are presented for the purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and are not a required part of the financial statements. These supplemental schedules are the responsibility of the Plan's management. The supplemental schedules have been subjected to the auditing procedures applied in our audit of the 1997 financial statements and, in our opinion, are fairly stated in all material respects in relation to the 1997 financial statements taken as a whole.


May 1, 1998
Atlanta, Georgia

                        Haverty Furniture Companies, Inc.
                                   Thrift Plan

                 Statements of Net Assets Available for Benefits


                                                            DECEMBER 31
                                                      1997               1996
                                                  ------------------------------
ASSETS
Cash                                              $     5,039        $    67,679
Dividends and interest receivable                         306                235
Contributions receivable                                   --            276,680

Investments, at fair value:
  Short term investments                               33,675             25,298
  Commingled trust investment funds                29,073,021         23,316,113
  Common stock                                      2,125,926          2,072,855
                                                  ------------------------------
                                                   31,232,622         25,414,266
                                                  ------------------------------
Net assets available for benefits                 $31,237,967        $25,758,860
                                                  ==============================




See accompanying notes.

                        Haverty Furniture Companies, Inc.
                                   Thrift Plan

           Statements of Changes in Net Assets Available for Benefits


                                                                      YEAR ENDED DECEMBER 31
                                                                      1997             1996
                                                                  ----------------------------
Additions to net assets attributed to:
  Contributions:
    Employer                                                      $   777,597      $   808,238
    Participants                                                    3,353,284        3,325,485
                                                                  ----------------------------
                                                                    4,130,881        4,133,723

   Net realized and unrealized appreciation in fair value of
     investments                                                    4,681,208           53,614
   Investment income                                                  953,398        2,160,760
                                                                  ----------------------------
                                                                    9,765,487        6,348,097

Deductions from net assets attributed to:
  Benefit payments                                                  4,286,380        2,682,506
                                                                  ----------------------------
Net increase                                                        5,479,107        3,665,591

Net assets available for benefits at beginning of year             25,758,860       22,093,269
                                                                  ----------------------------
Net assets available for benefits at end of year                  $31,237,967      $25,758,860
                                                                  ============================



See accompanying notes.

                        Haverty Furniture Companies, Inc.
                                   Thrift Plan

                          Notes to Financial Statements

                                December 31, 1997


1. SUMMARY OF ACCOUNTING POLICIES

BASIS OF ACCOUNTING

The financial statements of the Plan are prepared under the accrual method of accounting.

VALUATION OF INVESTMENTS

The Plan's investments are stated at aggregate fair value. Fair value of investments in SunTrust Bank common trust funds are based on the fair values of the underlying securities. Securities traded on a national securities exchange are valued at the last reported sales price on the last business day of the year. For investments in securities that do not have an established market, the trustee establishes a fair value for such securities. Purchases and sales of investments are recorded on a trade-date basis.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates by management. Actual results could vary from such estimates; however, management is not presently aware of any events which would cause such differences.

CONCENTRATIONS OF CREDIT RISK

Financial instruments that potentially subject the Plan to significant concentrations of credit risk consist principally of commingled investment funds.

The Trustee maintains financial instruments within commingled investment funds with various institutions. The Trustee's policy is designed to limit exposure at any one institution. The Trustee performs periodic evaluations of the relative credit standing of those institutions which are considered in the fund's investment strategy.

                        Haverty Furniture Companies, Inc.
                                   Thrift Plan

                    Notes to Financial Statements (continued)




1. SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

WITHDRAWALS

As of December 31, 1997 and 1996, $163,947 and $146,829, respectively, of withdrawals to be paid to participants is included in net assets available for benefits.

2. DESCRIPTION OF THE PLAN

The Plan is a "qualified cash or deferred arrangement" plan under Section 401(k) of the Internal Revenue Code. Such an employee benefit plan is generally known as a 401(k) plan. The following description of the Plan provides only general information.

Further information about the Plan Agreement is contained in the Summary Plan Description Your 401(k) Thrift Plan. Copies of this booklet are available at the Company's Human Resources office.

GENERAL

Any employee of Haverty Furniture Companies, Inc. (the Company) who attains 21 years of age, completes three months of eligibility service and who is not a member of a collective bargaining unit (unless there is a written agreement providing for this participation) can become a participant in the Plan.

CONTRIBUTIONS

Participation is voluntary and eligible employees may elect to defer up to 16% of their compensation through payroll deductions, subject to statutory limitations. The Company matches employee contributions at the rate of 50% for all contributions up to and including 2%, and 25% for all contributions between 3% and 6% of each participant's annual compensation. All contributions are remitted to the Plan monthly. Additional amounts may be contributed at the option of the Company's Board of Directors.

                        Haverty Furniture Companies, Inc.
                                   Thrift Plan

                    Notes to Financial Statements (continued)




2. DESCRIPTION OF THE PLAN (CONTINUED)

INVESTMENT OPTIONS

Upon enrollment in the Plan, a participant may direct employer and employee contributions in 10% increments in any of six investment options. The Money Market fund invests in U.S. Treasuries and other obligations issued or guaranteed by the U.S. government or government agencies. The Bond Fund invests in Treasury and agency obligations issued by the U.S. Government, its agencies or instrumentalities. The Equity Growth fund and the Equity Income fund invest primarily in common stocks of large, well-established companies. The Haverty's Stock fund invests in the common stock of Haverty Furniture Companies, Inc. purchased in the open market. The Balanced Fund invests in common stocks of large, well-established companies and fixed income securities. Participants may change their investment options monthly.

PARTICIPANT ACCOUNTS

Earnings of the plan are allocated to participants based on account holdings at the beginning of the quarter plus one third of contributions made in that quarter. All administrative expenses are paid by the Plan sponsor. Forfeitures of employer contributions are used to offset employer matching contributions for the same and/or future plan years. Forfeited nonvested accounts of $146,049 and $9,100 were used to reduce employer contributions during the years ended December 31, 1997 and 1996, respectively.

VESTING

Participants are immediately vested in their contributions plus actual earnings thereon. These accounts totaled $24,742,097 and $20,142,516 at December 31, 1997 and 1996, respectively. Vesting in the Company contribution portion of their accounts plus actual earnings thereon is based on the number of years of service with the Company, including any years of service when the participant was eligible and did not participate in the Plan. A participant is 100 percent vested after five years of credited service.

                        Haverty Furniture Companies, Inc.
                                   Thrift Plan

                    Notes to Financial Statements (continued)




2. DESCRIPTION OF THE PLAN (CONTINUED)

PAYMENT OF BENEFITS

All amounts credited to a participant's accounts are distributed with no forfeiture upon termination of employment for the following reasons: participant's death, total disability, retirement at age 65, or completion of five or more years of service.

3. INCOME TAX STATUS

The Internal Revenue Service ruled on June 21, 1996 that the Plan qualifies under Section 401(a) of the Internal Revenue Code (IRC) and the related Trust established thereunder is exempt from tax under IRC Section 501(a). The plan administrator is not aware of any course of action or series of events that have occurred that might adversely affect the Plan's qualified status.

4. TRANSACTIONS WITH PARTIES-IN-INTEREST

At December 31, 1997 and 1996, the Plan held 157,476 and 182,229 shares of Haverty Furniture Companies, Inc. Common Stock, respectively. The fair value of this stock at December 31, 1997 and 1996 was $2,125,926 and $2,072,855,
respectively. During 1997 and 1996, the Plan received $52,947 and $51,912, respectively, in dividends on Haverty Furniture Companies, Inc. Common Stock.

Certain Plan investments are shares of mutual and trust funds managed by SunTrust Banks, Inc. SunTrust Banks, Inc. is the trustee as defined by the Plan and, therefore, these transactions qualify as party-in-interest. The sponsor paid administrative expenses on behalf of the plan for the year ended December 31, 1997.

                        Haverty Furniture Companies, Inc.
                                   Thrift Plan

                    Notes to Financial Statements (continued)




5. INVESTMENTS

The fair value of individual investments that represent 5% or more of the Plan's net assets are as follows:

                                                               DECEMBER 31
                                                          1997              1996
                                                      -----------------------------
Federated Short-Term U.S. Government Trust            $ 1,824,447       $ 1,229,633
Dodge & Cox Balanced Fund                              10,223,747         9,716,958
Fidelity Magellan Fund                                 10,888,436         9,281,009
Haverty Furniture Companies, Inc. Common Stock          2,125,926         2,072,855
Lord Abbett Affiliated Fund Class A                     4,057,036         2,339,298

                        Haverty Furniture Companies, Inc.
                                   Thrift Plan

                    Notes to Financial Statements (continued)


6. INVESTMENT FUND ACTIVITY

The activity in the Plan's funds (excluding contributions receivable) during the years ended December 31, 1997 and 1996 is as follows:

                                                                                        YEAR ENDED DECEMBER 31, 1997
                                                      --------------------------------------------------------------------
                                                         MONEY        SHORT &                       EQUITY        EQUITY
                                                         MARKET     INTERMEDIATE     BALANCED       GROWTH        INCOME
                                                          FUND        BOND FUND        FUND          FUND          FUND
                                                      --------------------------------------------------------------------
Additions to net assets attributed to:
  Contributions:
    Employer                                          $    67,925   $    27,747    $   220,510   $   250,623   $   115,512
    Employee                                              259,685       117,626        946,541     1,081,529       527,235
                                                      --------------------------------------------------------------------
                                                          327,610       145,373      1,167,051     1,332,152       642,747

Investment income                                          95,595        40,461        372,223       305,989        73,775
                                                      --------------------------------------------------------------------
                                                          423,205       185,833      1,539,274     1,638,141       716,522
Deductions from net assets attributed to:
  Benefit payments                                        435,125       119,325      1,410,390     1,494,973       536,608
                                                      --------------------------------------------------------------------
                                                          435,125       119,325      1,410,390     1,494,973       536,608

Net transfers                                             582,136      (144,862)    (1,281,774)     (678,275)      881,694
Net realized and unrealized appreciation in fair
  value of investments                                         --         9,378      1,563,835     2,035,039       625,901
                                                      --------------------------------------------------------------------
Net increase (decrease)                                   570,216       (68,976)       410,945     1,499,932     1,687,509
Net assets by investment option at beginning of
  year                                                  1,258,474       760,170      9,817,294     9,393,905     2,375,785
                                                      --------------------------------------------------------------------
Net assets by investment option at end of year        $ 1,828,690   $   691,194    $10,228,239   $10,893,837   $ 4,063,294
                                                      ====================================================================

                                                      YEAR ENDED DECEMBER 31, 1997
                                                      ----------------------------
                                                         EQUITY          COMPANY
                                                         INDEX            STOCK
                                                          FUND             FUND          TOTAL
                                                      -------------------------------------------
Additions to net assets attributed to:
  Contributions:
    Employer                                          $    26,907      $    68,373    $   777,597
    Employee                                              125,524          295,145      3,353,284
                                                      -------------------------------------------
                                                          152,431          363,518      4,130,881

Investment income                                          12,255           53,100        953,398
                                                      -------------------------------------------
                                                          164,686          416,618      5,084,279
Deductions from net assets attributed to:
  Benefit payments                                         47,833          242,126      4,286,380
                                                      -------------------------------------------
                                                           47,833          242,126      4,286,380

Net transfers                                           1,184,156         (543,075)            --
Net realized and unrealized appreciation in fair
  value of investments                                    100,001          347,054      4,681,208
                                                      -------------------------------------------
Net increase (decrease)                                 1,401,010          (21,529)     5,479,107
Net assets by investment option at beginning of
  year                                                         --        2,153,232     25,758,860
                                                      -------------------------------------------
Net assets by investment option at end of year        $ 1,401,010      $ 2,131,703    $31,237,967
                                                      ===========================================

                        Haverty Furniture Companies, Inc.
                                   Thrift Plan

                    Notes to Financial Statements (continued)


6. INVESTMENT FUND ACTIVITY (CONTINUED)


                                                                       YEAR ENDED DECEMBER 31, 1996
                                           ---------------------------------------------------------------------------------------
                                             MONEY                                 EQUITY       EQUITY     COMPANY
                                             MARKET        BOND       BALANCED     GROWTH       INCOME      STOCK
                                              FUND         FUND         FUND        FUND         FUND        FUND         TOTAL
                                           ---------------------------------------------------------------------------------------
Additions to net assets attributed to:
  Contributions:
    Employer                               $   63,071   $   33,072   $  249,610  $  300,998   $   63,571  $   97,456   $   807,778
    Employee                                  234,250      126,390    1,015,717   1,280,747      265,782     420,382     3,343,268
                                           ---------------------------------------------------------------------------------------
                                              297,321      159,462    1,265,327   1,581,745      329,353     517,838     4,151,046

Investment income                              66,628       51,315      411,153   1,384,410      193,146      54,108     2,160,760
                                           ---------------------------------------------------------------------------------------
                                              363,949      210,777    1,676,480   2,966,155      522,499     571,946     6,311,806

Deductions from net assets attributed to:
  Benefit payments                            156,213      187,735    1,158,051     917,209       90,643     172,655     2,682,506

Net transfers                                (156,699)    (352,631)     276,149    (782,231)   1,236,200    (220,788)           --

Net realized and unrealized
  appreciation (depreciation) in
  fair value of investments                        --      (24,325)     801,522    (390,058)      83,647    (417,172)       53,614
                                           ---------------------------------------------------------------------------------------
Net increase (decrease)                        51,037     (353,914)   1,596,100     876,657    1,751,703    (238,669)    3,682,914
Net assets by investment option at
  beginning of year                         1,188,779    1,104,561    8,135,351   8,420,985      589,670   2,359,920    21,799,266
                                           ---------------------------------------------------------------------------------------
Net assets by investment option at
  end of year                              $1,239,816   $  750,647   $9,731,451  $9,297,642   $2,341,373  $2,121,251   $25,482,180
                                           =======================================================================================

                        Haverty Furniture Companies, Inc.
                                   Thrift Plan

           Line 27a - Schedule of Assets Held for Investment Purposes

                                December 31, 1997


IDENTITY OF ISSUE, BORROWER, LESSOR                   DESCRIPTION OF
         OR SIMILAR PARTY                               INVESTMENT                  COST            CURRENT VALUE
-----------------------------------------------------------------------------------------------------------------
COMMINGLED TRUST INVESTMENT FUNDS
AIM STIC Prime Portfolio                                 33,675 units           $    33,675          $    33,675
Federated Short-Term U.S. Government Trust            1,824,447 units             1,824,447            1,824,447
Federated U.S. Government Securities Fund                64,364 units               667,852              684,194
Dodge & Cox Balanced Fund                               153,096 units             7,983,636           10,223,747
Fidelity Magellan Fund                                  114,290 units             8,800,348           10,888,436
Lord Abbett Affiliated Fund-Class A                     290,411 units             3,752,780            4,057,036
Vanguard Index Trust 500 Portfolio                       15,490 units             1,303,338            1,395,161

COMMON STOCK
Haverty Furniture Cos., Inc.                            157,476 shares            1,967,512            2,125,926
                                                                                --------------------------------
Total                                                                           $26,333,588          $31,232,622
                                                                                ================================

                        Haverty Furniture Companies, Inc.
                                   Thrift Plan

                 Line 27d - Schedule of Reportable Transactions

                          Year ended December 31, 1997


                                                                                               CURRENT VALUE OF
        IDENTITY OF PARTY INVOLVED                  PURCHASE        SELLING          COST OF        ASSET ON         NET GAIN
        AND DESCRIPTION OF ASSETS                     PRICE          PRICE            ASSET    TRANSACTION DATE       (LOSS)
------------------------------------------------------------------------------------------------------------------------------
CATEGORY (III) - A SERIES OF SECURITY TRANSACTIONS, WHEN AGGREGATED REGARDLESS OF GAIN OR LESS, EXCEEDS 5% OF PLAN ASSETS.

AIM STIC Prime Portfolio                           $4,946,394     $       --       $4,946,394      $4,946,394        $     --
AIM STIC Prime Portfolio                                   --      4,938,017        4,938,017       4,938,017              --
Federated Short-Term U.S. Government Trust          1,298,814             --        1,298,814       1,298,814              --
Federated Short-Term U.S. Government Trust                 --        704,000          704,000         704,000              --
Dodge & Cox Balanced Fund                           1,430,159             --        1,430,159       1,430,159              --
Dodge & Cox Balanced Fund                                  --      2,494,040        2,043,500       2,494,040         450,540
Fidelity Magellan Fund                              1,781,171             --        1,781,171       1,781,171              --
Fidelity Magellan Fund                                     --      2,083,404        1,800,200       2,083,404         283,204
Lord Abbett Affiliated Fund                         1,709,313             --        1,709,313       1,709,313              --
Lord Abbett Affiliated Fund                                --        288,585          259,000         288,585          29,585
Vanguard Index Trust 500 Portfolio                  1,418,366             --        1,418,366       1,418,366              --
Vanguard Index Trust 500 Portfolio                         --        114,972          115,000         114,972             (28)


THERE WERE NO CATEGORY (i), (ii) OR (iv) TRANSACTIONS DURING THE YEAR ENDED DECEMBER 31, 1997.

                         Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-44285) pertaining to the Haverty Furniture Companies, Inc. Thrift Plan of our report dated May 1, 1998, with respect to the financial statements and schedules of Haverty Furniture Companies, Inc. Thrift Plan included in this Form 10-K/A, Amendment No. 1 to the Annual Report on Form 10-K for the year ended December 31, 1997.

                                             /s/ Ernst & Young LLP


Atlanta, Georgia
June 25, 1998

                                   SIGNATURES




         Pursuant to the requirements of the Securities Exchange Act of 1934, the Plan has caused this annual report to be signed on the 30th day of June 1998, by the undersigned thereunto duly authorized.



                                    HAVERTY FURNITURE COMPANIES, INC.
                                                THRIFT PLAN



                                    By   /s/ Dennis L. Fink
                                        ----------------------------------------
                                        Dennis L. Fink
                                        Executive Vice President and
                                        Chief Financial Officer
                                        (principal financial officer)



                                    By   /s/ Dan C. Bryant
                                        ----------------------------------------
                                        Dan C. Bryant
                                        Vice President and Controller
                                        (Principal accounting officer)



                                    By   /s/ Jenny H. Parker
                                        ----------------------------------------
                                        Jenny H. Parker
                                        Vice President, Finance and
                                        Corporate Secretary